Exhibit 99.3

                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer subject to Section 16: [ ]

   Name and Address:                             Soohyung Kim
                                                 650 Madison Avenue, 26th Floor
                                                 New York, NY 10022

   Issuer and Ticker Symbol:                     Penn Octane Corporation (POCC)

   Date of Earliest Transaction:                 6/2/08

   Relationship to Issuer:                       10% Owner

   Designated Filer:                             Standard General L.P.

   TABLE I INFORMATION
   Title of Security:                            Common Stock
   Transaction Date:                             6/2/08
   Transaction Code:                             P
   Securities Acquired:                          200
   Acquired or Disposed:                         A
   Price:                                        $1.93
   Ownership Form:                               I
   Amount Beneficially Owned After Transaction:  3,601,618
   Nature of Indirect Beneficial Ownership:      (1)

   Signature:                                    SOOHYUNG KIM


                                                 By: /s/ Scott Cohen
                                                     ---------------------------
                                                     Name:  Scott Cohen
                                                     Title: Attorney-in-Fact